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                                                                      EXHIBIT 12
                        ITT CORPORATION AND SUBSIDIARIES
            CALCULATION OF RATIOS OF EARNINGS TO TOTAL FIXED CHARGES
             AND CALCULATION OF EARNINGS TO TOTAL FIXED CHARGES AND
                     PREFERRED DIVIDEND REQUIREMENTS OF ITT
                                  (In millions)

                                                                                 Nine Months Ended
                                                                                September 30, 1994
                                                                                ------------------
 Earnings:
     Income from continuing operations                                                $   610
     Adjustment for distributions in excess of
          undistributed equity earnings                                                    11
     Income tax expense                                                                   285
     Minority equity in net income                                                         16
     Amortization of interest capitalized                                                   6
                                                                                      -------
                                                                                          928
                                                                                      -------
 Fixed Charges:
     Interest and other financial charges                                                 252
     Interest factor attributable to rentals                                               67
                                                                                      -------
                                                                                          319
                                                                                      -------

 Earnings, as adjusted, from continuing operations                                    $ 1,247
                                                                                      -------
 Fixed Charges:
     Fixed charges above                                                              $   319
     Dividends on preferred stock of insurance subsidiary
          included in minority equity                                                       5
     Interest capitalized                                                                   6
                                                                                      -------
         Total fixed charges                                                              330
 Dividends on preferred stock of ITT (pre-income tax basis)                                36
                                                                                      -------
         Total fixed charges and preferred dividend requirements                      $   366
                                                                                      -------
 Ratios:
    Earnings, as adjusted, from continuing operations to total fixed charges             3.78
                                                                                      -------

    Earnings, as adjusted, from continuing operations to total fixed charges
            and preferred dividend requirements of ITT                                   3.41
                                                                                      -------

 NOTES:

 (a) The adjustment for distributions in excess of undistributed equity earnings represents the adjustment to income for distributions in excess of undistributed earnings of companies in which at least 20% but less than 50% equity is owned.

 (b) The interest factor attributable to rentals was computed by calculating the estimated present value of all long-term rental commitments and applying the approximate weighted average interest rate inherent in the lease obligations and adding thereto the interest element assumed in short-term cancelable and contingent rentals excluded from the commitment data but included in rental expense.

 (c) The dividend requirements on preferred stock of ITT have been determined by adding to the total preferred dividends an allowance for income taxes, calculated on the effective income tax rate.